UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2008

JWH GLOBAL TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22887 (Commission File Number)	36-4113382 (IRS Employer Identification No.)

222 S Riverside Plaza

Suite 900

Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 373-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.
Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective March 1, 2008, JWH Global Trust (the "Trust") will be governed by the Seventh Amended and Restated Declaration and Agreement of Trust, attached hereto as Exhibit 3.01.

The managing owner of the Trust, R.J. O'Brien Fund Management, LLC (the "Managing Owner"), amended the Declaration and Agreement of Trust in accordance with its authority under Section 19(a) of the Sixth Amended and Restated Declaration and Agreement of Trust to clarify any clerical errors and to make any amendment that is for the benefit of and not adverse to the unitholders of the Trust.

The Declaration and Agreement of Trust has been revised as follows:

1.	to update and remove outdated information, clarify certain ambiguities and to reconcile inconsistencies that appear within the Sixth Amended and Restated Declaration and Agreement of Trust; and

2.	to clarify that the Managing Owner, in its sole discretion, has the right to replace and/or engage additional trading advisors to trade the Trust's assets.

Item 8.01.	Other Events.

The Trust allocates substantially all of its assets to John W. Henry & Co. ("JWH"), which are traded among a number of trading programs. Effective March 1, 2008, the assets of the Trust are allocated among the trading programs as follows:

	Trading Program	Previous Allocation	New Allocation
	Financial and Metals Portfolio	30%	20%
	JWH GlobalAnalytics®	30%	40%
	International Foreign Exchange Program	20%	0%
	Global Diversified Portfolio	20%	0%
	JWH Diversified Plus	0%	40%

                         The Managing Owner of the Trust believes these changes will achieve a better balanced portfolio for the Trust. The program being added to the Trust, JWH Diversified Plus, incorporates the latest research from the Trust's trading advisor, JWH, and was designed to complement existing JWH programs. JWH Diversified Plus is a broadly diversified program that combines three separate two-phase reversal systems with a dynamic sizing of individual market positions based on volatility. The three trend-following models utilize different time horizons to permit multiple entry and exit points. Portfolio exposure will vary based on the relative positions (long or short) of the three models used. The program is designed to have lower volatility compared to most other JWH programs. Like all JWH programs, it is non-predictive, trend-following, disciplined and systematic. The Trust's overall market exposures will not be substantively altered as a result of this new allocation as both JWH Diversified Plus (the new program in the Trust) and Global Diversified Portfolio (one of the programs being removed from the Trust) trade broadly diversified portfolios.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description
3.01	Seventh Amended and Restated Declaration and Agreement of Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JWH Global Trust
(Registrant)

Date: March 4, 2008

By:/s/ Annette A. Cazenave

Annette A. Cazenave

Senior Vice President

R.J. O'Brien Fund Management, LLC,
Managing Owner

INDEX TO EXHIBITS

Exhibit Number	Description
3.01	Seventh Amended and Restated Declaration and Agreement of Trust.